Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Zhongpin Inc.

Henan province, P.R. China

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-151136, No. 333-160058 and No. 333-171093) and Form S-8 (No. 333-156007) of Zhongpin Inc. of our reports dated March 14, 2012, relating to the consolidated financial statements and the effectiveness of Zhongpin Inc.’s internal control over financial reporting appearing in the Company’s Form 10-K for the year ended December 31, 2011.

/s/ BDO China Shu Lun Pan Certified Public Accountant LLP

Shenzhen, P.R. China

March 14, 2012

Ex. 23.1